Exhibit 21.1

                 SUBSIDIARIES OF AQUENTIUM, INC.

        Charis Energy Development, Inc.
        Nevada corporation

        Canby Group, Inc.
        California corporation

        Environmental Waste Management, Inc.
        Nevada corporation

        USA Public Auction, Inc.
        Nevada corporation